EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is entered into and made effective as of this 1st day of April, 1996, by and between Pallet Recycling Associates of North America, Inc., a Minnesota Corporation (the "Company"), and Bruce C. Faulken (hereinafter "Employee").

                                 R E C I T A L S


         The Company desires to employ the Employee pursuant to the terms and conditions of this Agreement and represents and warrants hereby that it has the power to enter into this Agreement and that the officer executing this Agreement has been duly authorized and empowered to do so by its Board of Directors, and the Employee desires to work for the Company under the terms and conditions of this Agreement and represents to the Company that such Employment will not violate any agreement, restriction or obligation to which Employee is a party or is bound. This Agreement replaces all previous understandings and agreements between the parties hereto.

         NOW, THEREFORE, in consideration of the foregoing and the terms and conditions herein, the Company and the Employee, for themselves and their respective successors-in-interest, do hereby agree as follows:

         1. Employment and Term. The Company hereby employs the Employee and the Employee hereby accepts such employment for a term beginning on April 1, 1996 and ending on December 31, 1997. This Agreement automatically shall be renewed for successive one (1) year periods unless either party notifies the other party of its intention not to renew this Agreement, such notice to be given at least thirty (30) days prior to the expiration of the initial term or any renewed term hereunder. This Agreement may be terminated before the end of its term according to the provisions of Section 8 below. This Agreement supersedes and in all respects replaces that certain "Employment Agreement" dated January 1, 1995 between the parties hereto.

         2. Title and Duties. The Employee shall serve as the President of the Company. The Employee shall assume such responsibilities, perform such duties and have such authority as from time to time may be assigned, delegated or limited by the Company and such other duties as customarily are performed by a president in comparable companies.

         3. Other Activities. The Employee shall be free to engage in any other busines activity so long as it does not violate Employee's agreement set forth in Section 10 below.

         4. Compensation and Benefits. The Employee shall receive the following compensation and benefits:

         a. COMPENSATION. During the initial term of this Agreement, the Employee shall receive an annual salary of One Hundred Thousand Dollars ($100,000). Payment of such salary, less all legally required or Employee-directed deductions, shall occur at such times as the Company pays similary situated employees. In the event that this Agreement is renewed for any one year term, the Employee's compensation for such year shall be such amount as is mutually agreed to between the Company and the Employee.

         b. BENEFITS. The Employee shall receive the following benefits:

                   (i) BONUS: Such annual bonus, if any, as shall be approved by the Board of Directors of the Company.

                   (ii) VACATION: Employee shall be entitled to six (6) weeks paid vacation per year, such vacation to be taken at appropriate times, given due concern for workload demands. All vacation accrued within any calendar year is to be used before the end of the following calendar year.

                   (iii) HEALTH INSURANCE: Employee shall receive health insurance coverage for himself, his spouse and dependents through such insurer or health care provider as may be selected from time to time by the Company.

                   (iv) LONG TERM DISABILITY BENEFITS: Employee shall be entitled to participate in the Company's group disability income plan, when, and if, one is put into place.

                   (v) AUTOMOBILE: The Company shall furnish the Employee with a suitable automobile at no cost to the Employee and will pay all costs of operating, maintaining and insuring said automobile.

         5. Expenses. The Company shall reimburse the Employee for all out-of-pocket expenses incurred by the Employee in connection with his duties hereunder within fifteen (15) days after being presented with such receipts, vouchers, etc. as shall be required by the Company's Board of Directors or Chief Executive Officer.

         6. Confidential Information. Except in the normal and proper course of the Employee's duties hereunder, Employee will not use for his own account or disclose to anyone else, during or after the term of this Agreement, any confidential or proprietary material or information relating to the Company's operations or business which the Employee may obtain from the Company or its employees, or otherwise by virtue of his employment by the Company. Confidential or proprietary material shall include, but not be limited to, the following types of material or information, both existing and contemplated, regarding the Company, or any of its subsidiaries or affiliates: corporate information, including sources of pallets, contractual licensing arrangements, plans, strategies, tactics, policies, resolutions, patent, trademark and tradename applications, and any litigation or negotiations; marketing information, including sales or product plans, strategies, tactics, methods, customers, prospects, or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors and holdings; operational and scientific information, including trade secrets; technical information, including technical drawings and designs; and personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations.

         7. Inventions and Discoveries. In the event that the Employee invents or discovers any invention, device, business process, manufacturing process or product during the term of this Agreement, or within one year thereafter, which has any application in the business of pallet recycling or any other business engaged in by the Company at the time of such invention or discovery, the Employee will so notify the Company in writing, stating the specifics of such invention or discovery. In the event such invention or discovery is made solely by the Employee, he hereby acknowledges that such invention or discovery is at all times and shall remain the property of the Company. If such invention or discovery is made in collaboration with another person or entity, then the Employee acknowledges that all of his interest in such invention or discovery (subject to the interest of such other person or entity) is and at all times will remain the property of the Company. Upon request of the Company, the Employee shall immediately turn over to the Company all printed, typewritten, handwritten or otherwise recorded matter of whatever character, including but not limited to, letters, memorandum, telegrams, notes, diaries, datebooks, reports, work papers, diagrams, test data, mechanical or sound recordings or transcripts thereof, computer printouts, mechanical or magnetic storage media concerning or relating to such discovery or invention.

         8. Termination. Prior to the termination of this Agreement pursuant to the provisions set forth in Section 1 above, this Agreement shall terminate (a) if the Employee should die; (b) if the Employee should unilaterally terminate this Agreement, provided that the Employee shall give the Company written notice of such termination at least thirty (30) days in advance of such termination;
(c) pursuant to the terms of a written mutual agreement between the Employee and the Company; (d) in accordance with the provisions of Section 9(c) hereof or (e) if the Employee is terminated for cause. As used in this Section 8(e), the term "for cause" shall mean: intentional, gross or felonious misconduct which damages the Company.

         Upon termination of employment for whatever reason, the Employee shall return to the Company all of the property of the Company in his possession, including, but not limited to, all documents and other records relating in any way to the business of the Company.

         In the event this Agreement is terminated by reason of the death of the Employee, the Employee shall be entitled to compensation as provided in Section 4(a) herein; provided that such compensation shall cease at the end of the month following the month in which the death of the Employee occurred.

         In the event this Agreement is terminated by reason of the voluntary or involuntary termination of employment, the Employee shall be entitled to that compensation as provided in Section 4(a) herein for that portion of the contract year ending the effective date of such termination.

         In the event this Agreement is terminated by reason of mutual agreement between the Company and the Employee, the Employee shall be entitled to compensation as provided in Section 4(a) herein as agreed upon by the Company and the Employee in such termination agreement.

         9. Incapacity. Subject to the right of the Employee to participate in the Company's group disability income plan as described in Section 4(b)(iv) above, in the event that the Employee is incapacitated, the following terms shall apply:

         (a) TEMPORARY DISABILITY. In the event that the Employee becomes incapacitated to such an extent that he shall be unable to perform his duties hereunder for a consecutive period of sixty (60) days, and if the Employee should thereafter remain incapacitated, he shall then receive no compensation under Section 4(a) hereof until such time as the Employee resumes performance of his duties under this Agreement.

         (b) PARTIAL DISABILITY. In the event during any one hundred eighty
(180) day consecutive period ("measuring period") the Employee becomes incapacitated to such an extent that he shall be unable in the aggregate to perform his duties hereunder for ninety (90) days during such measuring period, then in such event compensation payable to the Employee under Section 4(a) herein shall be modified as follows:

         The compensation payable to the Employee under Section 4(a) shall be reduced by fifty percent (50%) thereof for three (3) months beginning on the first day of the calendar month next succeeding the date on which the ninetieth day of such incapacitation during the measuring period shall occur.

         (c) TERMINATION FOR INCAPACITY. In the event: (I) the Employee becomes incapacitated to such an extent that he shall be unable to perform his duties for a period of one hundred eighty (180) consecutive days, and if the Employee shall thereafter remain incapacitated or (II) the Employee during any consecutive period of three hundred and sixty-five (365) days (termination measuring period) becomes incapacitated to such an extent that he is, in the aggregate, unable to perform his duties hereunder for two hundred and forty
(240) days during such termination measuring period, then the Company, as its option, may by written notice to the Employee terminate this Agreement.

         10. Non-Competition. Employee agrees that during the term of this Agreement and for two (2) years thereafter, the Employee will not, within the continental United States or Canada, directly or indirectly engage in the business of pallet recycling or in any business competitive with the Company. Directly or indirectly engaging in the business of pallet recycling or in any competitive business shall include engaging in business as owner, partner or agent, or as an employee or consultant of any person, firm or corporation engaged in such business, or being interested directly or indirectly in any such business conducted by any person, firm or corporation. The Employee agrees that the restrictions set forth in this Agreement are reasonable, that he has received adequate consideration for agreeing to said restrictions and that he has consulted legal counsel with respect to said restrictions.

         11. Notices. All notices, objections, demands or other communications required or permitted to be given or served under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or deposited in the United States mail, postage prepaid, for mailing by certified or registered mail, return receipt requested, as follows:

         (a) In the case of the Employee, to his last address as shown on the records of the Company; or

         (b) In the case of the Company, to its registered office in the State of Minnesota.

         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their assigns, executors, heirs, or successors, provided that the Employee may not assign any right or obligation hereunder, in whole or in part, without the prior written consent of the Company, and any attempt to do so shall be void.

         13. Amendment, Modification or Waiver. No amendment, modification or waiver of any condition, provision or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound or its duly authorized representative and specifying with particularity the nature and extent of such amendment, modification or waiver. Any waiver by any party of a default of the other party shall not affect or impair any right arising from any subsequent default. Nothing herein shall limit the remedies and rights of the parties hereto under and pursuant to this Agreement.

         14. Remedies. The parties hereto agree that the failure of a party to perform any obligation or duty which each has agreed to perform shall cause irreparable harm to the party willing to perform the obligations and duties herein, which harm cannot be adequately compensated for by money damages. It is further agreed by the parties hereto that an order of specific performance against a party in default under the terms of this Agreement would be equitable and would not work a hardship on the defaulting party. Accordingly, in the event of a default by a party hereto, the non-defaulting party, in addition to whatever other remedies are available at law or in equity, shall have the right either to obtain injunctive relief against, or to compel specific performance by, the defaulting party of any obligation or duty herein or breach thereof.

         15. Severable Provisions. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

         16. Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         17. Captions, Headings or Titles and Reference to Gender. All captions, headings or titles in the paragraphs or sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement or as a limitation of the scope of the particular paragraphs or sections to which they apply. Where appropriate, the masculine gender may be read as the feminine gender or the neuter gender, the feminine gender may be read as the masculine gender or the neuter gender and the neuter gender may be read as the masculine gender or the feminine gender.

         18. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each party and delivered to both parties.

         19. Minnesota Law to Govern. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


PALLET RECYCLING ASSOCIATES
OF NORTH AMERICA, INC.


By ______________________________

Its _____________________________


______________________________
BRUCE C. FAULKEN